Exhibit 99.1

News Release

Valspar Reports Fiscal 2015 First Quarter Results

•         First quarter net sales increased 4 percent (up 7 percent in local currency) to $992 million

•         First quarter diluted EPS (as adjusted) increased 21 percent to $0.85

•         Volumes increased 7 percent driven by continued strength in Coatings segment

•         Fiscal 2015 annual diluted EPS (as adjusted) guidance reaffirmed at $4.45 to $4.65

Minneapolis – (BUSINESS WIRE) – February 24, 2015 – The Valspar Corporation (NYSE: VAL) today reported fiscal first quarter 2015 net sales of $992 million, an increase of 4 percent over the prior year. Reported net income and earnings per diluted share for the current fiscal year include nonrecurring items, which are detailed in the “Reconciliation of Non-GAAP Financial Measures” included in this release. First quarter 2015 adjusted net income and earnings per diluted share, excluding these nonrecurring items, were $71 million and $0.85, respectively. First quarter 2014 adjusted net income and earnings per diluted share were $61 million and $0.70, respectively.

“We are pleased to report a good start to the year with sales growth of 4 percent and EPS growth of 21 percent in the first quarter,” said Gary E. Hendrickson, chairman and chief executive officer. “These results were driven by improved sales and profitability in our Coatings segment, strong performance from China, new business wins in many of our product lines and the benefits from productivity initiatives.”

“Both the Coatings and Paints segments increased volumes and grew sales in local currency,” Hendrickson added. “We saw continued momentum in Coatings, with all product lines growing volume and sales. In the Paints segment, volumes increased and sales were up modestly in local currency, driven by our international regions.”

Fiscal First Quarter 2015 Segment Results

Net sales in the Coatings segment increased 7 percent to $586 million in the fiscal first quarter of 2015. Net sales in local currency increased 10 percent, and volumes were up 10 percent. Volume increased in all product lines and geographic regions. Coatings segment adjusted earnings before interest and taxes (EBIT) of $91 million (or 15.5% of net sales) increased 16 percent as a result of increased volume and benefits from productivity initiatives.

Net sales in the Paints segment decreased 1 percent to $359 million in the fiscal first quarter of 2015. Net sales in local currency increased 2 percent, and volumes increased 5 percent. Volume growth was led by the Europe, Australia and Asia regions and was partially offset by declines in North America. Paints segment adjusted EBIT of $29 million (or 8.0% of net sales) was down 16 percent from the prior year. The decline was primarily due to difficult prior year comparisons (adjusted EBIT increased 50 percent in first quarter of fiscal 2014) and from a product line adjustment by one of the company’s customers as previously disclosed.

Sale of Non-Strategic Assets

During the fiscal first quarter of 2015, the company completed the divestiture of certain assets related to a non-strategic product in our Coatings segment. The company recorded this asset sale in the first quarter of 2015, which included a pre-tax gain of approximately $48 million to reported income from operations. This gain has been excluded from the company’s fiscal first quarter of 2015 “adjusted” results.

Fiscal 2015 Guidance

The company is reaffirming its fiscal 2015 annual diluted EPS (as adjusted) guidance of $4.45 to $4.65. As a result of the expected impact of a stronger U.S. Dollar, the company is updating its fiscal 2015 annual sales guidance to approximately flat sales compared to fiscal 2014, from the previous guidance of growth in the low single-digits.

Dividends and Share Repurchases

During the quarter, the company paid a quarterly dividend of $0.30 per common share outstanding, or $24.6 million. Valspar is a member of the S&P High Yield Dividend Aristocrats®, which is comprised of companies increasing dividends every year for at least 20 consecutive years. Also during the quarter, the company repurchased 983 thousand shares, for $83.6 million.

An earnings conference call is scheduled for 11:00 a.m. Eastern Time (10:00 a.m. Central Time) today and will be webcast and accessible from the Investor Relations section of Valspar’s website at http://investors.valspar.com.

About The Valspar Corporation
The Valspar Corporation (NYSE: VAL) is a global leader in the paint and coatings industry. Since 1806, Valspar has been dedicated to bringing customers the latest innovations, the finest quality and the best customer service in the coatings industry. For more information, visit www.valspar.com.

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Investor Contact:

Bill Seymour

612.656.1328

william.seymour@valspar.com

Media Contact:

Kimberly A. Welch

612.656.1347

kim.welch@valspar.com

FORWARD-LOOKING STATEMENTS

Certain statements contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this report constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Forward-looking statements are based on management’s current expectations, estimates, assumptions and beliefs about future events, conditions and financial performance. Forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside our control and could cause actual results to differ materially from such statements. Any statement that is not historical in nature is a forward-looking statement. We may identify forward-looking statements with words and phrases such as “expects,” “projects,” “estimates,” “anticipates,” “believes,” “could,” “may,” “will,” “plans to,” “intends,” “should” and similar expressions. These risks, uncertainties and other factors include, but are not limited to, deterioration in general economic conditions, both domestic and international, that may adversely affect our business; fluctuations in availability and prices of raw materials, including raw material shortages and other supply chain disruptions, and the inability to pass along or delays in passing along raw material cost increases to our customers; dependence of internal sales and earnings growth on business cycles affecting our customers and growth in the domestic and international coatings industry; market share loss to, and pricing or margin pressure from, larger competitors with greater financial resources; significant indebtedness that restricts the use of cash flow from operations for acquisitions and other investments; dependence on acquisitions for growth, and risks related to future acquisitions, including adverse changes in the results of acquired businesses, the assumption of unforeseen liabilities and disruptions resulting from the integration of acquisitions; risks and uncertainties associated with operating in foreign markets, including achievement of profitable growth in developing markets; impact of fluctuations in foreign currency exchange rates on our financial results; loss of business with key customers; damage to our reputation and business resulting from product claims or recalls, litigation, customer perception and other matters; our ability to respond to technology changes and to protect our technology; possible interruption, failure or compromise of the information systems we use to operate our business; changes in governmental regulation, including more stringent environmental, health and safety regulations; our reliance on the efforts of vendors, government agencies, utilities and other third parties to achieve adequate compliance and avoid disruption of our business; unusual weather conditions adversely affecting sales; changes in accounting policies and standards and taxation requirements such as new tax laws or revised tax law interpretations; the nature, cost and outcome of pending and future litigation and other legal proceedings; and civil unrest and the outbreak of war and other significant national and international events. We undertake no obligation to subsequently revise any forward-looking statement to reflect new information, events or circumstances after the date of such statement, except as required by law.

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THE VALSPAR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

For the Three Months Ended January 30, 2015 and January 24, 2014

(Dollars in thousands, except per share amounts)

	Three Months Ended
	January 30,	January 24,
	2015	2014

Net Sales	$991,973	$956,119
Cost of Sales	653,832	630,960
Restructuring Charges - Cost of Sales	4,849	6,106
Gross Profit	333,292	319,053
Research and Development	32,602	30,558
Selling, General and Administrative	189,641	187,235
Restructuring Charges	1,694	5,700
Operating Expenses	223,937	223,493
Gain on Sale of Certain Assets	48,001	—
Income From Operations	157,356	95,560
Interest Expense	16,315	15,932
Other (Income) Expense, Net	(965)	371
Income Before Income Taxes	142,006	79,257
Income Taxes	38,032	25,704
Net Income	$103,974	$53,553

Average Number of Shares O/S - basic	81,724,627	85,147,728
Average Number of Shares O/S - diluted	83,866,879	87,641,304

Net Income per Common Share - basic	$1.27	$0.63
Net Income per Common Share - diluted	$1.24	$0.61

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THE VALSPAR CORPORATION

SEGMENT INFORMATION (UNAUDITED AND SUBJECT TO RECLASSIFICATION)

For the Three Months Ended January 30, 2015 and January 24, 2014

(Dollars in thousands)

	Three Months Ended
	January 30,		January 24,
	2015		2014

Coatings Segment
Net Sales	$586,367		$548,585
Earnings Before Interest and Taxes (EBIT)	135,609		69,975

Key Metrics (GAAP):
Sales Growth	6.9%		10.2%
EBIT, % of Net Sales	23.1%		12.8%

Key Metrics (non-GAAP)[1]:
Adjusted EBIT	$90,961		$78,595
Adjusted EBIT, % of Net Sales	15.5%		14.3%

Paints Segment
Net Sales	$358,604		$361,405
EBIT	25,329		30,997

Key Metrics (GAAP):
Sales Growth	(0.8%	)	9.8%
EBIT, % of Net Sales	7.1%		8.6%

Key Metrics (non-GAAP)[1]:
Adjusted EBIT	$28,519		$33,816
Adjusted EBIT, % of Net Sales	8.0%		9.4%

Other and Administrative
Net Sales	$47,002		$46,129
EBIT	(2,617)		(5,783)

Key Metrics (GAAP):
Sales Growth	1.9%		(5.0%	)
EBIT, % of Net Sales	(5.6%	)	(12.5%	)

Key Metrics (non-GAAP)[1]:
Adjusted EBIT	$(2,617)		$(5,416)
Adjusted EBIT, % of Net Sales	(5.6%	)	(11.7%	)

[1]	The information on this page includes non-GAAP financial measures. Please refer to the "RECONCILIATION OF NON-GAAP FINANCIAL MEASURES" included in this release for detailed information.

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THE VALSPAR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

As of January 30, 2015 and January 24, 2014

(Dollars in thousands)

	January 30, 2015	January 24, 2014

Assets
Current Assets:
Cash and Cash Equivalents	$191,766	$192,591
Restricted Cash	2,720	3,241
Accounts and Notes Receivable, Net	747,800	669,975
Inventories	511,171	504,151
Deferred Income Taxes	29,805	40,440
Prepaid Expenses and Other	109,636	117,452
Total Current Assets	1,592,898	1,527,850
Goodwill	1,103,225	1,147,356
Intangibles, Net	587,960	611,374
Other Assets	93,707	56,237
Long-Term Deferred Income Taxes	7,017	6,835
Property, Plant & Equipment, Net	622,054	632,912
Total Assets	$4,006,861	$3,982,564

Liabilities and Stockholders' Equity
Current Liabilities:
Short-term Debt	$193,702	$540,162
Current Portion of Long-Term Debt	162,502	—
Trade Accounts Payable	578,954	593,777
Income Taxes	36,731	12,307
Other Accrued Liabilities	364,463	358,238
Total Current Liabilities	1,336,352	1,504,484
Long Term Debt, Net of Current Portion	1,350,081	1,012,354
Deferred Income Taxes	218,914	240,679
Other Long-Term Liabilities	138,749	135,666
Total Liabilities	3,044,096	2,893,183
Stockholders' Equity	962,765	1,089,381
Total Liabilities and Stockholders' Equity	$4,006,861	$3,982,564

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THE VALSPAR CORPORATION

SELECTED INFORMATION (UNAUDITED AND SUBJECT TO RECLASSIFICATION)

For the Three Months Ended January 30, 2015 and January 24, 2014

(Dollars in thousands)

	Three Months Ended
	January 30,	January 24,
	2015	2014

Depreciation and Amortization	$23,901	$28,142

Capital Expenditures	17,839	20,991

Dividends Paid	24,574	22,226

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THE VALSPAR CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

For the Three Months Ended January 30, 2015 and January 24, 2014

(Dollars in thousands, except per share amounts)

The following information provides reconciliations of non-GAAP financial measures from operations presented in the accompanying news release to the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). The company has provided non-GAAP financial measures, which are not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in the accompanying news release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the news release. The non-GAAP financial measures in the accompanying news release may differ from similar measures used by other companies. The following tables reconcile gross profit, operating expense, earning before interest and taxes (EBIT), net income, net income per common share - diluted, and diluted earnings per share (EPS) guidance for the periods presented (GAAP financial measures) to adjusted gross profit, adjusted operating expense, adjusted earning before interest and taxes (EBIT), adjusted net income, adjusted net income per common share - diluted, and adjusted diluted earnings per share (EPS) guidance (non-GAAP financial measures) for the periods presented.

	Three Months Ended January 30, 2015			Three Months Ended January 24, 2014
	Dollars	% of Net Sales		Dollars	% of Net Sales

Coatings Segment
Earnings Before Interest and Taxes (EBIT)	$135,609	23.1%		$69,975	12.8%
Restructuring Charges - Cost of Sales	2,390	0.4%		4,265	0.8%
Restructuring Charges - Operating Expense	963	0.2%		4,355	0.8%
Gain on Sale of Certain Assets	(48,001)	(8.2%	)	—	0.0%
Adjusted EBIT	$90,961	15.5%		$78,595	14.3%

Paints Segment
EBIT	$25,329	7.1%		$30,997	8.6%
Restructuring Charges - Cost of Sales	2,459	0.7%		1,775	0.5%
Restructuring Charges - Operating Expense	731	0.2%		1,044	0.3%
Adjusted EBIT	$28,519	8.0%		$33,816	9.4%

Other and Administrative
EBIT	$(2,617)	(5.6%	)	$(5,783)	(12.5%	)
Restructuring Charges - Cost of Sales	—	0.0%		66	0.1%
Restructuring Charges - Operating Expense	—	0.0%		301	0.7%
Adjusted EBIT	$(2,617)	(5.6%	)	$(5,416)	(11.7%	)

Total
Gross Profit	$333,292	33.6%		$319,053	33.4%
Restructuring Charges - Cost of Sales	4,849	0.5%		6,106	0.6%
Adjusted Gross Profit	$338,141	34.1%		$325,159	34.0%

Operating Expenses	$223,937	22.6%		$223,493	23.4%
Restructuring Charges - Operating Expense	(1,694)	(0.2%	)	(5,700)	(0.6%	)
Adjusted Operating Expenses	$222,243	22.4%		$217,793	22.8%

EBIT	$158,321	16.0%		$95,189	10.0%
Restructuring Charges - Total	6,543	0.7%		11,806	1.2%
Gain on Sale of Certain Assets	(48,001)	(4.8%	)	—	0.0%
Adjusted EBIT	$116,863	11.8%		$106,995	11.2%

Net Income	$103,974			$53,553
After Tax Restructuring Charges - Total	4,118			7,581
After Tax Gain on Sale of Certain Assets	(37,216)			—
Adjusted Net Income	$70,876			$61,134

Net Income per Common Share - diluted	$1.24			$0.61
After Tax Restructuring Charges - Total	0.05			0.09
After Tax Gain on Sale of Certain Assets	(0.44)			—
Adjusted Net Income per Common Share - diluted	$0.85			$0.70

Reconciliation of Fiscal 2015 Annual Adjusted Diluted EPS Guidance
Diluted EPS Guidance				$4.79 - $ 4.94
After Tax Restructuring Charges				0.10 - 0.15
After Tax Gain on Sale of Certain Assets				(0.44)
Adjusted Diluted EPS Guidance				$4.45 - $ 4.65

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